UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Veeco Instruments Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS

FOR IMMEDIATE RELEASE

VEECO ANNOUNCES LOCATION CHANGE FOR ITS

ANNUAL MEETING OF STOCKHOLDERS

Plainview, N.Y., April 17, 2020 — Veeco Instruments Inc. (NASDAQ: VECO) has changed the location of the Company’s upcoming 2020 Annual Meeting of Stockholders.

The Annual Meeting, which is still scheduled to occur on Thursday, May 7, 2020 at 8:30 a.m. Eastern Time, will be moved from 333 South Service Road, Plainview, New York 11803 to the Company’s Corporate Headquarters at 1 Terminal Drive, Plainview, New York 11803. This change is being implemented to allow Veeco to better manage and address public health concerns relating to the coronavirus (COVID-19) pandemic.

While attendance and voting in-person at the Annual Meeting is permitted, Veeco will strictly follow and enforce all social distancing and related requirements. In light of current circumstances, the Company is discouraging in-person attendance and is encouraging Veeco’s stockholders of record to vote through use of other available means described in the proxy card and in the proxy materials (i.e., by internet, telephone or mail).

As an accommodation, Veeco’s stockholders will be able to listen to a live teleconference of the Annual Meeting by dialing 1-800-367-2403 (toll-free) or 1-334-777-6978 and using passcode 3244104. Those planning to listen should connect to the teleconference at least ten (10) minutes prior to the start of the meeting. Stockholders will not be able to vote or revoke a proxy through the teleconference, nor participate in the meeting.

If there are any questions regarding proxy voting or how to access Veeco’s Annual Meeting via teleconference, stockholders are encouraged to contact Veeco’s Investor Relations or Legal Department at the numbers below.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our proven ion beam, laser annealing, lithography, MOCVD and single wafer etch & clean technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

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Veeco Contacts:

Investors:

Anthony Bencivenga | (516) 252-1438 | abencivenga@veeco.com

Legal:

Kirk Mackey | (516) 677-0200 x1127 | kirk.mackey@veeco.com